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                                                                    EXHIBIT 99.1



                          CERTIFICATION OF CEO AND CFO
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Dycom Industries, Inc., a Florida corporation (the "COMPANY"), on Form 10-K for the period ended July 27, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), Steven Nielsen, President and Chief Executive Officer, and Richard L. Dunn, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Steven E. Nielsen
-----------------------------------------
Steven E. Nielsen
President and Chief Executive Officer
October 15, 2002


/s/ Richard L. Dunn
-----------------------------------------
Richard L. Dunn
Senior Vice President and Chief Financial Officer
October 15, 2002


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.